SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement                 [ ] Confidential, for Use of the Commission Only (as permitted by
                                                    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-12


                           TROY FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5) Total fee paid:

     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
                                ------------------------------------------------

     2) Form, Schedule or Registration Statement No.:
                                                     ---------------------------

     3) Filing Party:
                     -----------------------------------------------------------

     4) Date Filed:
                     -----------------------------------------------------------

FOR IMMEDIATE RELEASE
June 8, 2000

FOR FURTHER INFORMATION CONTACT:

AT TROY:                                    AT CATSKILL
Daniel J. Hogarty, Jr., Chairman,           Wilbur J. Cross, Chairman,
President & Chief Executive Officer         President & Chief Executive Officer
(518) 270-3312                              (518) 943-3626, Ext. 22

Edward M. Maziejka, Jr.                     David J. DeLuca
Vice President & Chief Financial Officer    Vice President & Chief Financial Officer
(518) 270-3274                              (518) 943-3626, Ext. 53

                      TROY FINANCIAL CORPORATION TO ACQUIRE
                         CATSKILL FINANCIAL CORPORATION

           ACQUISITION TO FURTHER EXPAND TROY FINANCIAL'S REACH IN THE
                             NEW YORK CAPITAL REGION

     Troy and Catskill, New York - - - June 8, 2000 - - - The Boards of Directors of Troy Financial Corporation (Nasdaq: TRYF) and Catskill Financial Corporation (Nasdaq: CATB) jointly announced today that they have signed a definitive agreement by which Troy will acquire all of the outstanding shares of Catskill Financial Corporation in a cash transaction for $23.00 per share, for a total transaction value of approximately $90.0 million.

     Catskill is the holding company of Catskill Savings Bank, a $346.1 million asset, seven office savings bank headquartered in Catskill, New York. In the acquisition, Troy Financial Corporation, the bank holding company of The Troy Savings Bank, will merge Catskill Savings Bank into The Troy Savings Bank, creating a regional bank with pro forma total assets in excess of $1.2 billion, deposits of $782.3 million and 21 full-service offices located in eight New York counties throughout New York State's Capital and Catskill regions.

     The transaction, which has been unanimously approved by the Boards of Directors of Troy and Catskill, is subject to Catskill shareholder and regulatory approvals and is expected to close by the end of 2000. The transaction will be accounted for under the purchase method of accounting.

     Troy Financial Corporation expects that the one-time transaction costs associated with this merger will be approximately $6.2 million. Troy Financial Corporation also expects the transaction to be accretive to its earnings by the end of the first full year of the combined operations. Troy Financial

TROY FINANCIAL CORPORATION/CATSKILL FINANCIAL CORPORATION
PRESS RELEASE
PAGE 2 of 3
--------------------------------------------------------------------------------

Corporation estimates that operational efficiency, as a result of the transaction, will produce cost savings of approximately 36 percent of Catskill's non interest expense. Catskill has determined to restructure a significant portion of its securities portfolio and expects that this will reduce its fiscal third quarter earnings by approximately $7.5 million (est).

     The members of Catskill's Board will join an Advisory Board of The Troy Savings Bank. Also, Wilbur J. Cross, Chairman, President and Chief Executive Officer of Catskill, will become a director of Troy Financial Corporation, as well as The Troy Savings Bank.

     Daniel J. Hogarty, Jr., Chairman, President and Chief Executive Officer of Troy, stated that, "the acquisition is an important step forward in Troy's strategic plan to grow and serve the financial needs of individuals, businesses, not-for-profit organizations, and municipal and governmental units in and near its present locations." He further noted that, "Catskill has a similar operating philosophy to The Troy Savings Bank, and both banks have long and excellent records of profitable operations from serving their customers." Hogarty also stated that, "increasing our service capabilities in a new market with an established and highly regarded community bank is a significant opportunity and reflects the continued commitment by Troy to enhance shareholder returns."

     Wilbur J. Cross, Chairman, President and Chief Executive Office of Catskill, said "we are very pleased with what this transaction means for our shareholders, our customers, and the communities we serve. With this merger, Troy will acquire the leading bank franchise in Greene County. This transaction represents an excellent opportunity for our shareholders as the cash price is equivalent to 1.5 times Catskill's March 31, 2000 book value and 19.3 times the latest 12 months earnings."

     President Cross further noted that, "Catskill has aligned itself with a company that supports our belief in community banking and its values to customers, employees, and the communities its serves. Further, Catskill's customers will enjoy the delivery of additional competitive products and services such as insurance, leasing, investment, and trust services. Troy also brings a commitment to serving businesses through its lending and deposit offerings, as well as all its service to municipalities through its newly formed commercial bank, The Troy Commercial Bank."

     In connection with the definitive agreement, Catskill granted Troy an option to purchase up to 19.9 percent of its outstanding common stock.

     Founded in 1823, Troy Savings is the oldest state chartered savings bank in New York. The Bank has 14 offices serving six New York counties - Albany, Saratoga, Schenectady, Warren, Washington and Rensselaer. The Troy Savings Bank has been and continues to be a community-based, full-service financial services organization offering a wide variety of business and consumer banking products and services. The Bank and its subsidiaries also offer a full range of trust, insurance, and investment services.

     This document does not constitute an offer to purchase any securities. Before making any decision with respect to the proposed acquisition, Catskill stockholders will be provided with a proxy statement describing the transaction, and matters related thereto. All such stockholders should read the proxy statement before making any investment decision.

TROY FINANCIAL CORPORATION/CATSKILL FINANCIAL CORPORATION
PRESS RELEASE
PAGE 3 of 3
--------------------------------------------------------------------------------

     Catskill, its officers, directors, employees and agents may be soliciting proxies from Catskill shareholders in connection with the acquisition. Information concerning the participants in the solicitation will be set forth in the proxy statement to be filed by Catskill with the SEC.

     Investors will be able to obtain the document free of charge at the SEC's web page, www.sec.gov. In addition, documents filed with the SEC by Catskill will be available without charge from the Secretary of Catskill, David L. Guldenstern, telephone (518) 943-3600.

READ THE PROXY  STATEMENT  CAREFULLY  BEFORE  MAKING A DECISION  CONCERNING  THE
MERGER.


FORWARD-LOOKING STATEMENTS

     The statements contained in this press release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to:

     - the possibility that the anticipated benefits from the proposed acquisition transaction will not be fully realized;
     - the possibility that costs or difficulties related to our integration the proposed acquisition will be greater than expected;
     - other risk factors as may be detailed from time-to-time in our public announcements and filings with the SEC, including our annual report on Form 10-K for the year ended September 30, 1999.

       In addition, nothing in the press release should be viewed as an update or comment on earlier forward-looking statements provided by Troy Financial Corporation. Because actual results, performance or developments may differ materially from forward-looking statements, Troy will not update such statements over the course of the future periods.